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                                  Exhibit 99.1

For More Information                             Contact: Penny Bruce
                                                          Sun Microsystems, Inc.
                                                          650-786-7220
                                                          penelope.bruce@sun.com

February 12, 2002 -- Palo Alto, CA -- Sun Microsystems, Inc. was informed late yesterday by Eastman Kodak Company that Kodak had filed a lawsuit in the US District Court for the Western District of New York, alleging patent infringement against Sun with respect to aspects of Sun's Java[tm] technologies. Based on discussions over many months with Kodak, Sun believes that this suit is without merit, and, accordingly, will defend itself vigorously and is confident that it will prevail.